UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ATMI, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 4, 2014, Bertrand Loy, President and Chief Executive Officer of Entegris, Inc., sent the following letter to ATMI, Inc. employees.

February 4, 2014

Dear ATMI Employees,

On behalf of my colleagues at Entegris, I am writing to let you know how excited we are about the combination of ATMI and Entegris and what it means for our companies. We are uniting two premier companies with proven track records of success to create an even stronger platform to address the most difficult yield challenges our customers are facing.

As you know, our industry is in the midst of an almost unprecedented period of investment in new process technologies that will enable new generations of electronics. With the addition of ATMI’s microelectronics business and eVOLV platform, Entegris will have the size and scale to meet the quickly evolving demands of our customers across our served markets. In our core semiconductor market, our expanded platform will also allow us to more closely align with our customers’ technology roadmaps.

Over the last several months as we worked on the details of bringing our two companies together, I have had an opportunity to get to know your company better. Everything I have learned during this process has confirmed my tremendous respect for ATMI and its employees. Entegris and ATMI have a lot in common: we serve many of the same customers, we share a passion for solving the most difficult technology challenges, and of course we have a strong commitment to exceeding our customers’ expectations.

As excited as we are about the combination with ATMI, it will be several months before the transaction is completed, and only then can we operate as one company. We will seek the required regulatory approvals and ATMI will hold a shareholder vote. We expect to close in the second quarter of 2014 and until that time, Entegris and ATMI will continue to operate as separate entities.

Bringing our two teams together will require a thoughtful integration plan, a process we have executed in the past. To help facilitate this effort, we have already started pulling together a transition team, which will be made up of employees of both companies. Over the next days and weeks, we will be communicating more about that team as it moves into high gear to develop the integration plan.

Our businesses are highly complementary. This transaction is ultimately about building a platform for growth that leverages our technical and engineering capabilities. Importantly, we’ve only just announced the agreement and no decisions have been made at this time. We will carefully study the opportunities to combine these two great companies in a manner that builds on our collective past successes, and enables us to create a great organization going forward. We know that combinations can be difficult events for people to go through and we are committed to doing our best to help team members move through the combination in a positive manner and to treating everyone fairly, consistent with our corporate values.

Both Entegris and ATMI are committed to providing timely updates and communications to answer your questions and to keep you informed during each step of this process. Should you be contacted by members of the media or investors for comment, it is vital that you direct them to your communications and investor relations departments, respectively.

In the weeks ahead, I, and other members of Entegris’ executive team will be visiting ATMI’s headquarters in Connecticut and other major locations, and I look forward to meeting and speaking with as many of you as possible.

Thank you for all you do for ATMI and all you will do to help create a successful future with Entegris.

Sincerely,

Bertrand Loy
President and Chief Executive Officer, Entegris

Important Notice and Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ATMI by ENTEGRIS. In connection with the proposed transaction, ATMI intends to file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF ATMI ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATMI AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by ATMI with the SEC at the SEC web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by ATMI with the SEC can also be obtained, free of charge, by directing a request to [ATMI CONTACT INFORMATION]. The proxy statement (when available) and such other documents are also available for free on ATMI’s web site at www.atmi.com as soon as reasonably practicable after ATMI electronically files such material with, or furnish it to, the SEC.

Participants in the Solicitation

ATMI and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from ATMI’s stockholders in connection with the proposed acquisition transaction. Information regarding the directors and executive officers of ATMI is set forth in the proxy statement for ATMI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2013, and in ATMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 22, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate”, “believe” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to Entegris and ATMI as of the date hereof, and, subject to any applicable law to the contrary, Entegris and ATMI undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by ATMI’s stockholders; the ability to obtain regulatory approvals of the transactions contemplated by the merger agreement on the proposed terms and schedule; the failure of ATMI’s stockholders to approve the transactions contemplated by the merger agreement; ATMI’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the merger agreement; the risk that the transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Entegris and ATMI’S reports filed with the SEC, including Entegris’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, ATMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and in other of Entegris and ATMI’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Entegris and ATMI caution investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and Entegris and ATMI do not undertake and expressly disclaim any obligation to update or revise them except as otherwise required by law.

Additional Information About the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ATMI, Inc. (the “Company”) by Entegris, Inc. (the “Acquiror”).  A meeting of the stockholders of the Company will be announced to obtain stockholder approval of the proposed transaction.  The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction.  The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters.  The Company’s stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, the Acquiror and the proposed transaction.  Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.atmi.com or by sending a written request to the Company at 7 Commerce Drive, Danbury, CT 06810, Attention: Chief Legal Officer.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC.  Additional information regarding these individuals is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2013 and the proxy statement for the Company’s 2013 Annual Meeting of Stockholders filed with the SEC on April 11, 2013.

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